Exhibit 99.1

Media Contact:

Steve Sturgeon

QLogic Corporation

858.472.5669

steve.sturgeon@qlogic.com

Investor Contact:

Doug Naylor

QLogic Corporation

949.542.1330

doug.naylor@qlogic.com

QLogic Announces Preliminary First Quarter Results

For Fiscal Year 2016

Teleconference Scheduled for Thursday, July 30 at 2 p.m. Pacific

ALISO VIEJO, Calif., July 9, 2015—QLogic Corp. (Nasdaq:QLGC), a leading supplier of high performance network infrastructure solutions, today announced preliminary results for its first quarter ended June 28, 2015.

QLogic expects to report net revenue of approximately $113 million for the first quarter of fiscal 2016, compared to the previously-forecasted range of $124 million to $132 million. The preliminary results reflect lower than expected demand due to general weakness in the Company’s traditional enterprise server and storage markets, and a build-up of inventory at certain of its OEM customers due to a slower next-generation server transition in enterprise environments.

“We are disappointed with the level of business activity during the quarter,” said Prasad Rampalli, president and chief executive officer, QLogic. “We will work through these headwinds, leveraging our technologies and solutions to expand our addressable market opportunities. We believe QLogic is well positioned to capitalize on these opportunities in the data center. We will provide more details on our first quarter results during our earnings call on July 30th.”

The Company anticipates reporting GAAP net income per diluted share for the first quarter of fiscal 2016 in the range of $0.00 to $0.01. On a non-GAAP basis, the Company expects to report net income per diluted share in the range of $0.16 to $0.17, compared to the previously-forecasted range of $0.23 to $0.27 per diluted share. The non-GAAP net income per diluted share amount excludes stock-based compensation, amortization of acquisition-related intangible assets, other charges, and income tax adjustments.

The preliminary results of operations for the first quarter of fiscal 2016 represent the most current information available to management. The Company’s actual results may differ from these preliminary results due to the completion of the Company’s financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results for the first quarter of fiscal 2016 are finalized.

The Company will announce its first quarter financial results for fiscal year 2016 after the close of the market on Thursday, July 30, 2015. Following the July 30, 2015 press release, QLogic will conduct a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Prasad Rampalli, president and chief executive officer, and Jean Hu, senior vice president and chief financial officer, will host the conference call, which will be webcast live at http://ir.qlogic.com. Phone access to participate in the conference call will be available at (877) 876-9177, pass code: 7530923. A replay of the webcast will be available at http://ir.qlogic.com for twelve months.

Non-GAAP Financial Measurements

QLogic uses certain non-GAAP financial measures to supplement financial statements based on GAAP. A summary of the non-GAAP financial measure presented herein and a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, as well as a description of the reasons that management believes that this non-GAAP financial measure provides useful information to investors and the additional purposes for which management uses this non-GAAP financial measure, is presented in the accompanying financial schedule.

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QLogic – the Ultimate in Performance

QLogic (Nasdaq:QLGC) is a global leader and technology innovator in high performance server and storage networking connectivity products. Leading OEMs and channel partners worldwide rely on QLogic for their server and storage networking solutions. For more information, visit www.qlogic.com.

Disclaimer – Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain beliefs and projections regarding business and market trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the company’s anticipated net revenue and net income per diluted share and the company’s belief that it will work through the headwinds impacting business activity levels, that the company will be successful in expanding its addressable market opportunities and that the company is well positioned to capitalize on these opportunities in the data center. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The company advises readers that these potential risks and uncertainties include, but are not limited to: potential fluctuations in operating results; gross margins that may vary over time; unfavorable economic conditions; the stock price of the company may be volatile; the company’s dependence on the networking markets served; the company’s ability to compete effectively with other companies; the company’s dependence on a small number of customers; the ability to maintain and gain market or industry acceptance of the company’s products; the company’s dependence on sole source and limited source suppliers; the company’s dependence on relationships with certain third-party subcontractors and contract manufacturers; uncertain benefits from strategic business combinations, acquisitions and divestitures; the ability to attract and retain key personnel; the complexity of the company’s products; declining average unit sales prices of comparable products; sales fluctuations arising from customer transitions to new products; seasonal fluctuations and uneven sales and purchasing patterns with our customers and suppliers; changes in the company’s tax provisions or adverse outcomes resulting from examination of its income tax returns; international economic, currency, regulatory, political and other risks; facilities of the company and its suppliers and customers are located in areas subject to natural disasters; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; a reduction in sales efforts by current distributors; declines in the market value of the company’s marketable securities; changes in and compliance with regulations; difficulties in transitioning to smaller geometry process technologies; the use of “open source” software in the company’s products; system security risks, data protection breaches and cyber-attacks; and the company’s ability to borrow under its credit agreement is subject to certain covenants.

More detailed information on these and additional factors that could affect the company’s operating and financial results are described in the company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The company urges all interested parties to read these reports to gain a better understanding of the business and other risks that the company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the company does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

QLogic and the QLogic logo are registered trademarks of QLogic Corporation. Other trademarks and registered trademarks are the property of the companies with which they are associated.

QLOGIC CORPORATION

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE PRELIMINARY RESULTS

TO NON-GAAP NET INCOME PER DILUTED SHARE PRELIMINARY RESULTS

(unaudited)

Preliminary Results for the Three Months Ended June 28, 2015
GAAP net income per diluted share	$0.00 – 0.01
Items excluded from GAAP net income per diluted share, including stock-based compensation, amortization of acquisition-related intangible assets, other charges, and income tax adjustments	$0.15 – 0.17
Non-GAAP net income per diluted share	$0.16 – 0.17

Non-GAAP Financial Measures

The non-GAAP financial measure contained herein is a supplement to the corresponding financial measure prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measure presented excludes the items summarized in the above table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the company’s on-going core operating performance.

The company has presented non-GAAP net income per diluted share, on a basis consistent with its historical presentation, to assist investors in understanding the company’s core net income per diluted share on an on-going basis. This non-GAAP financial measure may also assist investors in making comparisons of the company’s core net profitability with historical periods and comparisons of the company’s core net profitability with the corresponding results for competitors. Management believes that non-GAAP net income per diluted share is an important measure in the evaluation of the company’s profitability. This non-GAAP financial measure excludes the adjustments described in the above table, and thus provides an overall measure of the company’s on-going net profitability on a per diluted share basis.

Management uses non-GAAP net income per diluted share in its evaluation of the company’s core after-tax results of operations and trends between fiscal periods and believes that this measure is an important component of its internal performance measurement process. In addition, the company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Management believes that providing this non-GAAP financial measure allows investors to view the company’s financial results in the way that management views the financial results.

The non-GAAP financial measure presented herein has certain limitations in that it does not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. Therefore, investors should consider this non-GAAP financial measure in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measure presented by the company may be different from the non-GAAP financial measures used by other companies.

For additional information on the items excluded from the non-GAAP financial measure presented and why the company believes that this non-GAAP financial measure provides useful supplemental information to investors, the company refers you to the Form 8-K regarding this release filed today with the Securities and Exchange Commission.